UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

TOWER GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Commencing on or about February 19, 2013, Tower Group, Inc. mailed the following to its stockholders who have not voted their shares.

February 19, 2013

Dear Fellow Stockholder:

We are writing to remind you that the Special Meeting of Stockholders of Tower Group, Inc. (“TGI”) is scheduled for Tuesday, March 12, 2013 at 9:00 a.m., local time, at the Millenium Hilton Hotel, 55 Church Street, New York, New York 10007. At the meeting, we are asking stockholders to consider and vote upon, among other matters, a proposal to adopt the Agreement and Plan of Merger between Canopius Holdings Bermuda Limited, Canopius Mergerco, Inc., Condor 1 Corporation and TGI and approve the merger. We refer you to the proxy statement/prospectus dated January 31, 2013 that we commenced distributing to you on

February 6, 2013.

Our records indicate that as of January 30, 2013 (the “Record Date” for the Meeting), you held shares of TGI and, therefore, you are entitled to vote on the matters set forth on the proxy card.

Our records indicate that we have not yet received your vote.

REMEMBER: Your vote is important, no matter how large or small your holdings may be. We cannot complete the merger unless the holders of a majority of our shares of common stock outstanding on the Record Date vote to adopt the merger agreement. A failure to vote has the effect of a vote against the merger.

Voting promptly will help reduce solicitation costs and will eliminate your receiving follow-up phone calls or mailings. Your vote can be cast quickly and easily by signing, dating and mailing the enclosed proxy card in the enclosed postage-paid return envelope. You may also vote by telephone or internet by following the instructions on your proxy card.

If we have not received your proxy as the date of the Special Meeting approaches, you may receive a call asking you to vote.

Georgeson Inc. has been retained by the Company to make follow-up phone calls to help secure the remaining votes needed for the Special Meeting.

Thank you in advance for your participation and your consideration in this extremely important matter.

Sincerely,

/s/ Michael Lee

Michael Lee

Chairman, President and Chief Executive Officer

Additional Information and Where to Find It

In connection with the proposed merger, TGI and Canopius Holdings Bermuda Limited have filed documents with the SEC, including the filing by TGI of a definitive proxy statement/prospectus relating to the proposed merger and the matters described above, and the filing by Canopius Holdings Bermuda Limited of the Registration Statement that includes the proxy statement/prospectus relating to the proposed Merger and the matters described above. The Registration Statement has been declared effective by the SEC and a definitive proxy statement/prospectus has been filed with the SEC by TGI and has been mailed to TGI’s stockholders in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE RELATED DEFINITIVE PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT TGI, CANOPIUS HOLDINGS BERMUDA LIMITED, THE PROPOSED MERGER AND THE MATTERS DESCRIBED ABOVE. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s website at www.sec.gov, by directing a request to TGI’s Secretary at Tower Group, Inc., Attention: Secretary, 120 Broadway, 31st Floor, New York, New York 10271, or by calling TGI at 212-655-2000. Investors and security holders may obtain free copies of the documents filed with the SEC on TGI’s website at www.twrgrp.com under the heading “Investors” and then under the heading “SEC Filings.”